Exhibit 99.1
Select Inquiries Received Year to Date 2025

Select Inquiries Received through September 12, 2025

1) How is loan performance so far this quarter?

For the two-month period ended August 31, 2025, consumer loan performance was generally consistent with the trends we have reported in recent quarters. We continue to monitor consumer loan performance closely and will provide a full update in our third quarter earnings release and Form 10-Q.

2) What percentage of your loan portfolio and new originations involve borrowers without SSNs or ITINs?

Our underwriting policies require borrowers to provide either a Social Security Number (SSN) or an Individual Taxpayer Identification Number (ITIN), with the sole exception being a small pilot program launched in 2025 to evaluate collections performance among borrowers who do not possess SSNs or ITINs. Participation in this program is currently limited to five designated market areas, and all borrowers are required to provide a valid government-issued photo identification to ensure identity verification. The volume of originations under this pilot remains de minimis relative to both our total originations during the pilot period and our overall loan portfolio. In the aggregate, collections performance within the pilot has been consistent with expectations. We currently have no plans to expand the pilot beyond its existing scope.

Credit Acceptance Corporation, in disclosing this information, is not acknowledging any obligation to have done so and is not undertaking any obligation to disclose this information in the future.
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